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                                                                    EXHIBIT 99.1
                                      UICI


                                         Contact:    Matthew R. Cassell
                                                     Vice President
                                                     UICI
News Release                                         4001 McEwen, Suite 200
                                                     Dallas, Texas 75244
                                                     Phone: (972) 392-6700


(For Immediate Release)

UICI ANNOUNCES TERMINATION OF HEALTHPLAN SERVICES ACQUISITION

Dallas, TX April 13, 2000: UICI (the "Company") (NYSE: Symbol "UCI") today announced that its previously-announced acquisition of HealthPlan Services Corporation has been terminated by mutual agreement. On February 18, 2000, UICI and HPS entered into an amended merger agreement, which contemplated the acquisition by UICI of all outstanding common stock of HPS for convertible preferred securities valued at $8.75 per HPS share, or approximately $120 million in the aggregate. Completion of the acquisition was subject to several conditions, including UICI's obtaining the consent of HPS' lenders. UICI has been unable to obtain the required consents, and as a result UICI and HPS have mutually agreed to terminate the transaction.

CORPORATE PROFILE:

UICI, headquartered in Dallas, Texas, is a diversified financial services company offering financial services, health administrative services and insurance through its various subsidiaries and divisions to niche consumer and institutional markets. UICI provides health insurance through its insurance subsidiaries, UGA-Association Field Services and Cornerstone Marketing of America; enrollment, billing and collection claims administration and risk management services for healthcare payors and providers through UICI Administrators; financial services and products for college, undergraduates and graduate students, including providing federally-guaranteed student loans through the Educational Finance Group; and manages blocks of life insurance and life insurance products to select markets through its OKC Division. UICI also holds a 39% interest in HealthAxis.com, Inc., a leading web-based insurance retailer providing fully integrated, end-to-end, web-enabled solutions for health insurance distribution and administration.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this press release are "forward looking statements" within the meaning of the Private Securities Litigation Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: changes in general economic conditions, including the performance of





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financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company's products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities. The Company's and its United CreditServ unit's future results also could be adversely affected by the inability to fully reserve for anticipated future credit card charge-offs and losses; the inability of the Company to generate cash from operations, from sales of assets and/or from the proceeds of debt and/or equity financings in an amount sufficient to fund in a timely manner future capital requirements at United Credit National Bank and operating losses at Specialized Card Services, Inc.; the inability of United Credit National Bank to issue certificates of deposit on a timely basis to refinance outstanding certificates of deposit as they mature; and the possibility of future economic downturns causing an increase in credit losses or changes in regulations for credit cards or credit card national banks. The Company's Educational Finance Group business could be adversely affected by changes in the Higher Education Act or other relevant federal or state laws, rules and regulations and the programs implemented thereunder may adversely impact the education credit market. In addition, existing legislation and future measures by the federal government may adversely affect the amount and nature of federal financial assistance available with respect to loans made through the U.S. Department of Education. Finally the level of competition currently in existence in the secondary market for loans made under the Federal Loan Programs could be reduced, resulting in fewer potential buyers of the Federal Loans and lower prices available in the secondary market for those loans.

UICI press releases and other company information are available at UICI's website located at www.uici.net.